UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Whole Earth Brands, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2023
Dear Fellow Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of Whole Earth Brands, Inc. (the “Company”), which will be held virtually on Thursday, June 8, 2023, at 11:00 a.m. ET. We are holding the Annual Meeting virtually again this year as doing so fosters greater stockholder attendance and participation from any location around the world, and reduces the cost and environmental impact of the Annual Meeting. You will be able to join the Annual Meeting, as well as vote and submit your questions online during the Annual Meeting, by visiting https://www.virtualshareholdermeeting.com/FREE2023. We have designed the virtual Annual Meeting to ensure that stockholders are afforded the same opportunity to participate as they would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. Reference to “in person” attendance or voting in our proxy materials refers, therefore, to attending or voting at the Annual Meeting virtually.
At the Annual Meeting, our stockholders will vote on (1) the election of the seven director nominees named in the accompanying proxy statement, (2) the approval of the Whole Earth Brands, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) and the authorization of an aggregate of 2,100,000 shares issuable under the ESPP and (3) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year.
In addition to these formal items of business, you will have an opportunity to ask questions of the Company’s senior management and members of the Board of Directors. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.
On behalf of the Company and the members of the Board of Directors, we thank you for your investment and continued support of the Company. We hope that you will join us on June 8th, and we look forward to the submission of your vote and your continued support throughout the year.
Sincerely,
Irwin D. Simon
Executive Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
INTERNET AVAILABILITY OF PROXY MATERIALS	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING AND OTHER STATEMENTS	8
PROPOSAL 1 ELECTION OF DIRECTORS	8
CORPORATE GOVERNANCE	14
MEETINGS AND BOARD COMMITTEES	16
DIRECTOR COMPENSATION	21
EXECUTIVE OFFICERS	22
CERTAIN BENEFICIAL OWNERSHIP MATTERS	23
COMPENSATION DISCUSSION & ANALYSIS	25
EXECUTIVE COMPENSATION	32
PROPOSAL 2 APPROVAL OF THE WHOLE EARTH BRANDS, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN AND AUTHORIZATION OF AN AGGREGATE OF 2,100,000 SHARES ISSUABLE UNDER THE PLAN	34
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
AUDIT COMMITTEE REPORT	38
STOCKHOLDER PROPOSALS AND COMPANY INFORMATION	40

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 28, 2023
The Annual Meeting of Stockholders of Whole Earth Brands, Inc. will be held virtually on Thursday, June 8, 2023, at 11:00 a.m. ET. You will be able to join the Annual Meeting and vote and submit your questions online during the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FREE2023. The Annual Meeting will take place for the following purposes:
1.	To elect the seven director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	to approve the Whole Earth Brands, Inc. 2023 Employee Stock Purchase Plan and authorize an aggregate of 2,100,000 shares issuable under the plan;
3.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4.	to consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only stockholders of record at the close of business on April 11, 2023 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.
Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, we encourage you to submit your proxy as soon as possible. For specific instructions, please refer to your Important Notice of Internet Availability of Proxy Materials or to the question on page 7 of the accompanying Proxy Statement entitled “How can I vote my shares?”
By order of the Board of Directors,
Ira W. Schlussel
Vice President, General Counsel & Secretary
IMPORTANT NOTE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 8, 2023: A complete set of proxy materials relating to our Annual Meeting is available on the internet. On or about April 28, 2023, we will mail to our stockholders of record at the close of business on April 11, 2023, an Important Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement for the Annual Meeting (the “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) on the internet and also how to vote their shares via the internet. If you received a Notice by mail, you will not receive printed proxy materials unless you specifically request them. Both the Notice and the Proxy Statement contain instructions on how you can request a paper copy of the Proxy Statement and Annual Report.

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
The Annual Meeting
The Annual Meeting of Stockholders (“Annual Meeting”) of Whole Earth Brands, Inc. (the “Company”) will be held virtually on Thursday, June 8, 2023, at 11:00 a.m. ET. You will be able to join the Annual Meeting, as well as vote and submit your questions online during the Annual Meeting, by visiting https://www.virtualshareholdermeeting.com/FREE2023. We have designed the virtual Annual Meeting to ensure that stockholders are afforded the same opportunity to participate as they would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. Reference to “in person” attendance or voting in our proxy materials refers, therefore, to attending or voting at the Annual Meeting virtually.
Our principal executive offices are located at 125 S. Wacker Drive, Suite 1250, Chicago, Illinois 60606, and our telephone number is (312) 840-6000. When used in this Proxy Statement, the terms “we,” “us,” “our,” and “the Company” mean Whole Earth Brands, Inc. and its businesses and subsidiaries.
Why am I receiving these materials?
We have made these proxy materials available to you via the internet or delivered paper copies to you by mail in connection with the Annual Meeting, which will be held online on Thursday, June 8, 2023. There will be certain items of business that must be voted on by our stockholders at the Annual Meeting and our Board of Directors (the “Board”) is seeking your proxy to vote on these items. This proxy statement contains important information about the Company and the matters that will be voted on at the Annual Meeting
Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?
The virtual meeting format for the Annual Meeting will provide expanded stockholder access and participation, improve communications, and reduce the cost and environmental impact of the Annual Meeting. We designed the format of the virtual meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access and participation through the virtual meeting portal. You will be able to join the Annual Meeting and vote and submit questions online during the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FREE2023 and using the 16-digit control number included on the Notice, on your proxy card, or on your voting instruction form provided by your broker, bank or other nominee. During the Annual Meeting, we will answer questions submitted in accordance with the meeting rules of conduct, subject to time constraints. The meeting rules of conduct will be available on the virtual meeting portal. Questions are limited to one per stockholder unless time otherwise permits. If we receive substantially similar questions, we will group such questions together. Questions regarding personal matters or matters not relevant to meeting matters or our business or operations will not be answered.
Under our Bylaws, stockholders who vote at the Annual Meeting will be deemed to be present in person and their votes will be deemed to have been cast in person. Online check-in will be available at the virtual meeting site approximately 15 minutes prior to the beginning of the Annual Meeting.
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our Annual Report for the year ended December 31, 2022 (“Annual Report” and, together with this Proxy Statement, the “proxy materials”) available to stockholders electronically via the internet. Stockholders will be able to access the proxy materials on the website referred to in the Notice. Instructions on how to access the proxy materials via the internet or to request a printed copy may be found in the Notice and in this Proxy Statement. We believe that this electronic process expedites your receipt of the proxy materials and reduces the cost and environmental impact of printing and mailing proxy materials for our Annual Meeting.

On or about April 28, 2023, stockholders of record and beneficial owners of our common stock at the close of business on April 11, 2023 will be sent a Notice instructing them as to how to receive their proxy materials via the internet. The proxy materials will be available on the internet as of April 28, 2023.
How can I electronically access the proxy materials?
Beginning April 28, 2023, you can access the proxy materials and vote your shares online at www.proxyvote.com. The proxy materials are also available on our own website (https://investor.wholeearthbrands.com/sec-filings).
Information on or connected to our website (or the website of any third party) referenced in this Proxy Statement is in addition to and not a part of or incorporated by reference into this Proxy Statement. Such additional information speaks as of the date thereof and is not intended to be confirmed or updated by reference herein. The Company disclaims any liability or responsibility for or endorsement of the information on or connected to the website of a third party.
How can I obtain a full set of printed proxy materials?
If you prefer to receive paper copies of the proxy materials and a proxy card, you may still do so until May 25, 2023. You may request printed materials by (i) calling 1-800-690-6903; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com using the credentials provided on your Notice or proxy card.
Who is entitled to vote at the Annual Meeting?
Stockholders who held shares of our common stock at the close of business on April 11, 2023, are entitled to vote at the Annual Meeting. On the record date, there were 42,376,436 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will exist if at least a majority of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy. On the record date (April 11, 2023), there were 42,376,436 shares outstanding and entitled to vote at the Annual Meeting. Therefore, 21,188,219 shares must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the Annual Meeting or holders of a majority of the shares present in person or by proxy at the Annual Meeting may adjourn or postpone the Annual Meeting to another time or date.
What are the items of business for the Annual Meeting?
The items of business for the Annual Meeting are as stated in the Notice. There are three proposals scheduled for a vote:
1.	To elect the seven director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve the Whole Earth Brands, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) and authorize an aggregate of 2,100,000 shares issuable under the ESPP; and
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

How does the Board recommend that I vote?
The Board recommends that you vote FOR the following:
1.	The election of the seven director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	The approval of the ESPP and the authorization of the issuance of an aggregate of 2,100,000 shares under the ESPP; and
3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year.
How can I vote my shares?
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on April 11, 2023, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record can vote any one of four ways:
•
By Internet Prior to the Annual Meeting: Go to proxyvote.com until 11:59 p.m. ET on June 7, 2023 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be voting instructions on proxyvote.com.

•
By Telephone Prior to the Annual Meeting: Call 1-800-690-6903 from the United States until 11:59 p.m. ET on June 7, 2023 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be instructions given by the voice prompts.

•
By Mail Prior to the Annual Meeting: If you received a paper copy of the proxy materials and a proxy card in the mail, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this proxy statement.

•
During the Annual Meeting: Even if you plan to attend the Annual Meeting online, we recommend that you vote in advance by proxy as described above. However, you will also be able to vote electronically during the Annual Meeting.

If any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this proxy statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement. If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee
If, at the close of business on April 11, 2023, your shares were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name,” and our proxy materials are being made available or forwarded to you by that organization. You may vote by submitting your voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail prior to the Annual Meeting, or during the Annual Meeting, as indicated above. Please refer to the information from your broker, bank or other nominee on how to submit voting instructions.
If you vote by mail, no postage is required if your proxy card is mailed in the United States. If you properly vote pursuant to the instructions provided in the Notice or properly complete and deliver your proxy card (whether electronically, by mail or by telephone) and our Inspector of Election receives your instructions in time to vote at the Annual Meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card, but do not make specific selections, your proxy will vote your shares as recommended by the Board. If any other matter is properly presented at the Annual Meeting, including a proposal to postpone or adjourn the meeting, your proxy will vote your shares in accordance with his or her discretion. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.
How can I participate and ask questions at the Annual Meeting?
We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the Annual Meeting as they would at an in-person meeting. To submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the Notice or proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will also be able to submit questions during the Annual Meeting. Appropriate questions asked during the Annual Meeting will be read and addressed during the Annual Meeting, as time permits. Questions and answers may be grouped by topic, and we will group substantially similar questions together and answer them once. Questions regarding personal matters or general economic or political questions that are not directly related to the business of the Company are not pertinent to Annual Meeting matters and, therefore, will not be answered. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting.
What if I need assistance with voting or have technical problems regarding the Annual Meeting?
If you have technical difficulties accessing or using the virtual meeting site during the Annual Meeting, please call the technical support number on the virtual meeting site. The virtual meeting site is supported on browsers (e.g., Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plug-ins. Each participant should ensure strong Wi-Fi or other internet connection.
Stockholders are encouraged to login to the virtual meeting site prior to the start time in order to leave ample time to confirm the internet connection is sufficient to access the virtual meeting site and to allow sufficient time to login and familiarize themselves with the virtual meeting features. If you have technical difficulties accessing or using the virtual meeting site during the Annual Meeting, you should call the technical support number on the virtual meeting site.
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted.
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of directors	The plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected.	“FOR” “AGAINST” “ABSTAIN”	None(1)	No(2)

Proposal No. 2: Approval of the ESPP and the authorization of the aggregate of 2,100,000 shares issuable under the ESPP	The affirmative vote of the holders of a majority of the total number of shares of common stock represented at the Annual Meeting and entitled to vote on such question, voting as a single class.	“FOR” “AGAINST” “ABSTAIN”	Will count as a vote “Against”(3)	No(2)

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed

Proposal No. 3: Ratification of appointment of independent registered public accounting firm	The affirmative vote of the holders of a majority of the total number of shares of common stock represented at the Annual Meeting and entitled to vote on such question, voting as a single class.	“FOR” “AGAINST” “ABSTAIN”	Will count as a vote “Against”(3)	Yes(4)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(3)
Abstentions and votes withheld will not be included in the numerator (since they are not affirmative votes) but will be included in the denominator (since they are shares “entitled to vote”). Therefore, abstentions and votes withheld will have the effect of a vote “against” the proposal.

(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
What happens if I don’t specify how I want my shares voted on one or all of the proposals?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Can I change my vote or revoke my proxy after I have already voted or given my proxy?
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the proxy is voted at the Annual Meeting. To change your vote, you may:
•	mail a written notice “revoking” your earlier vote to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;
•	submit to Broadridge a properly completed and signed proxy card with a later date;
•	vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on June 7, 2023); or
•	vote in person at the Annual Meeting; however, your virtual attendance at the Annual Meeting alone will not revoke your proxy.
Your last dated proxy, properly completed and timely received prior to, or vote cast at, the Annual Meeting will be counted.
If you own your shares in street name, please contact your intermediary for instructions on changing your vote or revoking your proxy.
Who will count the votes?
Broadridge has been engaged as our independent agent to tabulate stockholder votes and act as Inspector of Election for the meeting.

Is voting confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation and certification of votes; and
•	to facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.
What happens if the Annual Meeting is adjourned or postponed?
Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted, provided such new proxy or revocation is properly completed and timely received.
Will any other business be considered or presented at the Annual Meeting?
Our Bylaws provide that a stockholder may present business to be considered at the Annual Meeting only if proper prior written notice was timely received by us. Other than the items of business described in this Proxy Statement, our Board is not aware of any other business to be acted upon at the Annual Meeting; however, if any other business does properly come before the Annual Meeting, the persons named as proxies on the proxy card will vote your shares in accordance with their discretion.
How can I find the results of the Annual Meeting?
We will report the final voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. The Form 8-K will be available on the SEC’s website, www.sec.gov, as well as on our own website, https://investor.wholeearthbrands.com/sec-filings.
Who is paying for this proxy solicitation?
We will pay the costs of this solicitation. Our directors, officers or other employees may solicit proxies on behalf of the Board primarily by mail and via the Internet, but additional solicitations may be made in person, by electronic delivery, telephone, facsimile or other medium. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. We will, upon request, reimburse brokerage firms and other third parties for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of our common stock.
Is there a list of stockholders entitled to vote at the Annual Meeting?
A list of stockholders entitled to vote at the Annual Meeting will be available electronically for ten days prior to the Annual Meeting through the duration of the Annual Meeting. If you would like to view the stockholder list, please contact our Corporate Secretary by calling (312) 840-6000 or writing to him at 125 S. Wacker Drive, Suite 1250, Chicago, Illinois 60606.
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet instead of mailing printed copies of those materials to each stockholder. On or about April 28, 2023, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) the Notice containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs stockholders on how to vote via the internet.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources; however, if you would prefer to receive printed proxy materials and a proxy card, please follow the instructions included in the Notice and in this Proxy Statement. If you have previously elected to receive our proxy materials electronically, these materials will continue to be made available to you via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials and a proxy card in paper format until you elect otherwise.
CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Reports on Form 10-Q that we have filed or will file hereafter under the heading “Risk Factors” and “Safe Harbor for Forward-Looking Statements.” The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.
This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.
PROPOSAL 1
ELECTION OF DIRECTORS
Summary
Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the seven nominees identified below for election at the Annual Meeting. All nominees (other than Michael F. Goss) currently serve as directors on our Board. Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until a successor is elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected.
John McMillin III is a current director whose term expires at the Annual Meeting and is not standing for re-election to the Board. The Company thanks Mr. McMillin for his service and valuable contributions.
Board of Directors Diversity Matrix
Our Board is committed to a strong and diverse membership and to a thorough nomination process to identify those individuals who can best contribute to the Company’s continued success. The Nominating and Corporate Governance Committee is responsible for recommending nominees for Board membership to fill vacancies or newly created positions, and for recommending the persons to be nominated for election to the Board of Directors. We seek directors with collective skills and experience to successfully guide the Company and oversee our long-term strategy. Our Nominating and Corporate Governance Committee is committed to identifying directors for nomination with the highest ethical values, integrity and judgment and the deep expertise necessary to achieve the long-term objectives of stockholders and provide the proper oversight and counsel to the Company. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee reviews the desired experience, skills, diversity and other qualities to ensure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and our Board. Although the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders, the Board believes it is important to identify qualified director candidates who would increase the gender, racial, ethnic, personal experience and/or cultural diversity of the Board.

In compliance with NASDAQ’s Board Diversity Rule, the table below provides information regarding our directors’ diversity information. The information presented below is based on voluntary self-identification responses we received from each director. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (as of April 28, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
Asian	1	1	—	—
White	1	5	—	—
Two or More Races or Ethnicities	1	—	—	—
Director Nominees at a Glance
The biography of each of the nominees is listed below and contains information regarding the person’s service as a director, business experience, public company director positions currently held or held at any time during the last five years, information regarding involvement in certain legal or administrative proceedings (if applicable), and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director in light of our business and structure as of the date of this Proxy Statement. Each of the director nominees listed below exemplifies how our Board values professional experience in business, education, policy and governmental fields as well as strong moral character and diversity in terms of viewpoint as well as age, ethnicity and gender. Our Board believes that these strong backgrounds and sets of skills provide the Board, as a whole, with a strong foundation of technical expertise and a wealth of diverse experience in a wide variety of areas.
Irwin D. Simon Executive Chairman
	Director Since: June 2020 Age: 64 Committees: None	Other Public Company Boards: Tilray Brands, Inc. - Chairman and CEO; Stagwell, Inc. – Lead Independent Director; GP-Act III Acquisition Corp. - Co-Chairman Education: Saint Mary’s University, B.S.
Executive Highlights:
Mr. Irwin D. Simon has served as Executive Chairman of the Company since June 2020 and previously served as Executive Chairman of Act II Global Acquisition Corp. from December 2018 until June 2020. Mr. Simon has more than 30 years of business experience in many domestic and international leadership and operating roles. Mr. Simon founded The Hain Celestial Group, Inc. (Nasdaq: HAIN), a leading organic and natural products company, in 1993. Mr. Simon was President, Chief Executive Officer and Chairman of Hain Celestial until December 2018 and a Director until December 2018. In the last five years, Mr. Simon has also served as Chief Executive Officer and Chairman of the Board of Tilray Brands, Inc. (Nasdaq: TLRY and TSX: TLRY), a global cannabis company, Lead Independent Director at Stagwell Inc., a provider of marketing, activation and communications solutions and services, and Co-Chairman of the Board of GP-Act III Acquisition Corp., a blank check company. Previously, he served as Chief Executive Officer and Chairman of the Board of Aphria Inc. (Nasdaq: APHA and TSX: APHA), until its reverse acquisition of Tilray Brands, Inc. In addition, he is a member of the board of trustees of Tulane University in New Orleans, Louisiana, and is a member of the board of trustees at Poly Prep Country Day School in Brooklyn, New York. Mr. Simon is also the majority owner of the Cape Breton Screaming Eagles, a Quebec Major Junior Hockey League Team, and co-owner of St. John’s Edge of the National Basketball League of Canada.

Select Skills and Qualifications:
Mr. Simon’s qualifications to serve on our Board include his demonstrated record of innovation, achievement and leadership. Mr. Simon brings to the Board more than 30 years of extensive experience in the global consumer packaged goods industry including brand marketing, commerce, operations and mergers, acquisitions and divestitures. Mr. Simon provides the Board with unique perspectives and invaluable, in-depth knowledge of the industry, including strategic growth opportunities, personnel, relationships with key customers and suppliers around the world, competitive positioning, history, culture, and all other aspects of its operations. Further, Mr. Simon’s prior employment experience and directorships bring him valuable insight into the global consumer packaged goods and educational industries, as well as the marketing and communications industry, including advertising, public relations branding, digital, social and event marketing and consumer insights.
Michael E. Franklin Interim Chief Executive Officer
Director Since: August 2022 Age: 27 Committees: None	Other Public Company Boards: None Education: University of Pennsylvania (Wharton School of Business), B.S.
Executive Highlights:
Michael Franklin joined our Board in August 2022 and has served as Interim Chief Executive Officer since January 1, 2023. Since July 2021, Mr. Franklin has been a Partner at Mariposa Capital LLC (“Mariposa”), a Miami-based family investment firm focused on long-term value creation across various industries, including consumer-packaged goods. In his role at Mariposa, Mr. Franklin actively supports operational improvements and M&A execution. Prior to joining Mariposa, from September 2019 to July 2021, Mr. Franklin served as an investment associate at Viking Global Investors LP, a global investment firm. From July 2017 to August 2019, Mr. Franklin was an analyst at Centerview Partners, an investment banking and advisory firm.
Select Skills and Qualifications:
Mr. Franklin’s qualifications to serve on our Board include his financial expertise and his expertise for value creation, M&A execution and strategic operational guidance across various industries, including the consumer-packaged goods/food products industries. Mr. Franklin has experience with both private and public companies and has a demonstrated knowledge of capital allocation. Mr. Franklin also has experience in developing and implementing corporate strategies and enhancing human resources with an unwavering commitment to building long term value creation.
Anuraag Agarwal Group Head of Mergers & Acquisitions of TVS Motor Company
Director Since: June 2020 Age: 48 Committees: Audit Committee and Compensation Committee Independent	Other Public Company Boards: None Education: Birla Institute of Technology & Science, M.Sc (Hons.) Economics, BE (Hons.) Chemical Engineering; Dartmouth College, Master of Engineering Management
Executive Highlights:
Mr. Anuraag Agarwal has served as a Director of the Company since June 2020 and previously served as a Director of Act II Global Acquisition Corp. from March 2019 until June 2020. Since April 2022, Mr. Agarwal has served as the Group Head of Mergers & Acquisitions of TVS Motor Company, a motorcycle manufacturer and leader in the mobility space headquartered in India. From July 2020 until April 2022, Mr. Agarwal was Group Head – Strategy for ACG, a global pharma and neutraceutical manufacturing company. From June 2012 until July 2020, Mr. Agarwal was Group Head of Business Development, Strategy and Mergers & Acquisitions at Future Group, a consumer-oriented conglomerate with interests in retail, consumer brands, food parks, manufacturing, logistics, data sciences, media, insurance and financial services. Mr. Agarwal was actively involved in structuring, and overseeing Future Group’s international joint ventures, partnerships and alliances and was a member of the board of directors of some of its existing and former joint ventures and alliances, including those with The Migros Group in Switzerland, Hain Celestial, 7-Eleven, Inc. and Staples, Inc. in the United States, Fonterra Co-operative Group Limited in New Zealand and Clarks in the United Kingdom. Prior to joining Future Group in 2012, Mr. Agarwal was an investment banker focusing primarily on mergers and acquisitions, restructuring, private placements and principal investments, initially at Donaldson Lufkin and Jenrette and then for more than ten years at Berenson & Company, a boutique investment bank.
Select Skills and Qualifications:
Mr. Agarwal’s qualifications to serve on our Board include his expertise in forming strategy and implementing strategic initiatives, merchant banking, including mergers, sales, acquisitions, recapitalizations and leveraged buyouts, and extensive experience in media, manufacturing, consumer goods, industrial, retail, financial services, utilities, BPO and technology. Mr. Agarwal also has extensive expertise in governance, legal and operating frameworks of international business.
Steven M. Cohen Consultant
	Director Since: June 2020 Age: 59 Committees: Audit Committee and Nominating and Corporate Governance Committee Independent	Other Public Company Boards: None Education: New York University, B.A.; University of Pennsylvania Law School, J.D.
Executive Highlights:
Mr. Steven M. Cohen has served as a Director of the Company since June 2020. From February 2013 until July 2021, Mr. Cohen served as Chief Administrative Officer and General Counsel of MacAndrews & Forbes Incorporated, where he oversaw all legal and compliance matters. He also served as Secretary to New York Governor Andrew M. Cuomo, in addition to serving as Counselor and Chief of Staff in the Office of the New York Attorney General under Attorney General Cuomo. In private practice, Mr. Cohen has represented a wide array of corporations and individuals in complex commercial, criminal, and regulatory matters. He previously served as the Chief of the Violent Gangs Unit in the U.S. Attorney’s Office for the Southern District of New York. He is a member of the New York University Board of Trustees and University of Pennsylvania Law School Board of Advisors.
Select Skills and Qualifications:
Mr. Cohen’s qualifications to serve on our Board include his expertise in legal, compliance, business strategy, and human resources. Mr. Cohen has a wide array of experience in complex commercial, criminal, and regulatory matters. Mr. Cohen also has extensive experience in executive leadership matters.

Denise M. Faltischek Chief Strategy Officer and Head of International Business, Tilray Brands, Inc.
Director Since: June 2020 Age: 50 Committees: Chair, Nominating and Corporate Governance Committee Independent	Other Public Company Boards: Hexo Corp. Education: Lehigh University, B.A.; Brooklyn Law School, J.D.
Executive Highlights:
Ms. Denise Faltischek has served as a Director of the Company since June 2020. Ms. Faltischek has served as Chief Strategy Officer and Head of International Business of Tilray Brands, Inc. (Nasdaq: TLRY, TSX: TLRY), a leading global cannabis company, since May 2021, and has previously served as Chief Strategy Officer of Aphria Inc. (Nasdaq: APHA, TSX: APHA), a leading global cannabis company, from September 2019 until its reverse acquisition of Tilray Brands, Inc. From July 2005 until August 2019, Ms. Faltischek served in numerous roles of increasing responsibility within The Hain Celestial Group, Inc. (Nasdaq: HAIN). Prior to her role as Executive Vice President and Chief Strategy Officer, Corporate Secretary of Hain, she served as Executive Vice President and General Counsel, Chief Compliance Officer from November 2013 to April 2018; Senior Vice President and General Counsel from October 2010 to November 2013; General Counsel from October 2009 to October 2010; Senior Associate General Counsel from April 2009 to October 2009; and Associate General Counsel from July 2005 until April 2009.
Select Skills and Qualifications:
Ms. Faltischek’s qualifications to serve on our Board include her expertise in legal, corporate strategy, M&A and strategic transactions, finance, management and operational matters. Ms. Faltischek has a strong business acumen and extensive experience in building and growing businesses in the consumer packaged goods industry, including internationally. Ms. Faltischek also has experience in corporate governance and environmental, social and governance matters of a publicly traded company.
Michael F. Goss
	Director Since: Nominee Age: 63 Committees: None Independent	Other Public Company Boards: Element Solutions, Inc. Education: Kansas State University, B.S.; Harvard Business School, M.B.A.
Executive Highlights:
Since March 2023, Mr. Goss has been a partner at Art Intelligence Global LLC, a fine art advisory firm. Mr. Goss was the Chief Financial Officer of Condé Nast from January 2020 to December 2020. Prior to joining Condé Nast, Mr. Goss was Executive Vice President and Chief Financial Officer of Sotheby's, Inc. from March 2016 to October 2019. Prior to Sotheby's, he served in various senior management capacities at Bain Capital, LLC for 13 years until December 2013, beginning in 2001 as Managing Director and Chief Financial Officer and assuming the additional role of Chief Operating Officer in 2004.
Select Skills and Qualifications:
Mr. Goss’s qualifications to serve on our Board include his background as an accomplished finance leader with extensive senior management experience as a chief financial officer and managing director. His extensive financial insight, including with respect to internal audit, and deep understanding of global, complex businesses add considerable value and guidance to our Board.

Ira J. Lamel
	Director Since: June 2020 Age: 75 Committees: Chair, Audit Committee, and Compensation Committee Independent	Other Public Company Boards: None Education: Long Island University, B.S.
Executive Highlights:
Mr. Ira J. Lamel, CPA, has served as a Director of the Company since June 2020 and previously served as Act II Global Acquisition Corp’s Chief Financial Officer from December 2018 until June 2020. Mr. Lamel is retired. Mr. Lamel has over 40 years of experience in finance and accounting. He previously served as a director of Novanta Inc. (Nasdaq: NOVT), a leading global supplier of core technology solutions for medical and advanced industrial original equipment manufacturers, from July 2010 until July 2022. Mr. Lamel was Senior Advisor to the Chief Executive Officer of Hain Celestial from 2013 to 2014 and Executive Vice President and Chief Financial Officer of Hain Celestial from 2001 to 2013. Previously, Mr. Lamel was an audit partner in the New York area practice of E&Y. He retired from E&Y after a 29-year career.
Select Skills and Qualifications:
Mr. Lamel’s qualifications to serve on our Board include his experience in finance, accounting and management experience leading complex organizations. Mr. Lamel has expertise in building strong leadership teams and developing international markets. Mr. Lamel also has proven ability to execute successful business strategies and drive operational excellence.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL SEVEN OF THESE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE
Overview
Our Board believes that good corporate governance is fundamental to the overall success of our business. To that end, our Board evaluates our corporate governance practices in light of applicable changes in Delaware law, the rules and listing standards of the Nasdaq Stock Market (“Nasdaq”), the rules and regulations of the SEC, and the rules and regulations under the Internal Revenue Code of 1986, as amended (the “Code”), as well as best practices suggested by recognized governance authorities, and makes modifications to our corporate governance practices that it determines are warranted in order to enhance such practices.
To guide the operation and direction of the Board and its committees, our Board has established charters for its standing committees, our Corporate Governance Guidelines and our Code of Conduct to reflect our commitment to good corporate governance and to comply with Delaware law, the rules and listing standards of the Nasdaq, the rules and regulations of the SEC and other legal requirements. These materials are available on our website – https://investor.wholeearthbrands.com/corporate-governance/governance-documents.
These materials are also available in print free of charge to stockholders, upon written request to Whole Earth Brands, Inc., Investor Relations, 125 S. Wacker Drive, Suite 1250, Chicago, Illinois 60606.
Director Independence
Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board conducts an annual assessment of the independence of each member of our Board, taking into consideration all relationships between the Company and/or our officers, on the one hand, and each director, on the other, including the director’s commercial, economic, charitable and family relationships, and such other criteria as our Board may determine from time to time.
The Board monitors its compliance with Nasdaq requirements for director independence on an ongoing basis, including through an annual review of director questionnaires and consideration of transactions and relationships between each director, or any member of his or her immediate family, and the Company, as well as other relevant facts and circumstances. The Board and the Nominating and Corporate Governance Committee considered the directors’ responses to a questionnaire asking about their relationships with the Company (and their immediate family members’ relationships with the Company) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors or parties related to the directors.
Our Board has determined that each of Anuraag Agarwal, Steven M. Cohen, Denise M. Faltischek, Michael F. Goss (if he were to be elected), Ira J. Lamel and John McMillin (a current Board member who is not standing for re-election) qualifies as “independent” as defined under the applicable Nasdaq rules.
Related Party Transactions
Our Board has adopted a written related person transaction policy that sets the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which our company or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•	any person who is, or at any time during the applicable period was, one of the post-combination company’s executive officers or one of our directors;
•	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter, the Audit Committee has the responsibility to review related party transactions.
Board Leadership Structure and Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk oversight is to understand the individual risks our Company faces, the steps management is taking to manage those risks, including the framework used by management for the coordinated oversight, control and continuous improvement of processes used to manage risk, and to assess management’s appetite for risk. It is management’s responsibility to manage risk and bring to the Board’s attention material risks facing our Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, which are each integrated with enterprise-risk exposures. Our Board believes that the separation of the roles of Chairman and Chief Executive Officer is a best practice; however, the Board believes that stockholders are best served if the Board retains flexibility to decide what leadership structure works best for the Company, taking into consideration the Board’s business judgment and the contemporaneous facts and circumstances.
While the Board has the ultimate responsibility for risk oversight, each committee of the Board also oversees risk to the extent that it relates to the committee’s responsibilities, as outlined below. Each committee makes reports in its respective area of responsibility to the Board as needed:
•
The Audit Committee focuses on financial risk, including internal controls, legal and regulatory risks, as well as compliance risks of a financial nature. It also assists the Board in fulfilling its oversight responsibility with respect to compliance risks of a non-financial nature.

•
The Compensation Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. As needed, the Compensation Committee reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers.

•
The Nominating and Corporate Governance Committee oversees governance risk, succession planning and ESG initiatives and evaluates director skills and qualifications to ensure the appropriate appointment of particular directors to our standing committees based upon the needs of that committee.

Communications with the Board
Stockholders and other interested parties who wish to communicate directly with any member of our Board, or our non-management directors as a group, may do so by writing to the Board or non-management directors, Whole Earth Brands, Inc., c/o General Counsel, 125 S. Wacker Drive, Suite 1250, Chicago, Illinois 60606.
The Board values the input of the stockholders who engaged with us on these important matters, and believes that the changes enhance stockholder rights, provide increased accountability of the Company and our Board to our stockholders, and give us an opportunity to further demonstrate our values and commitment to advancing diversity, equity and inclusion.
Indemnification of Directors and Officers
Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law (“DGCL”). In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. In addition, we have entered into indemnity agreements with each of our executive officers and directors. The indemnity agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement, and reimbursement to the fullest extent permitted under the DGCL.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Code of Ethics
On May 27, 2022, the Company adopted a Global Code of Ethics which applies to directors, employees and officers, including our chief Eeecutive officer and chief financial officer, to ensure they understand the basic principles that govern our corporate conduct. The Global Code of Ethics is available on our website - https://investor.wholeearthbrands.com/corporate-governance/governance-documents. A stockholder may request a copy of the Global Code of Ethics by contacting our Corporate Secretary at Whole Earth Brands, Inc., 125 S. Wacker Drive, Suite 1250, Chicago, Illinois 60606. The Company intends to disclose any changes in or waivers from its Global Code of Ethics by posting such information on its website or by filing a Form 8-K.
MEETINGS AND BOARD COMMITTEES
Board Meetings and Director Attendance
The Board met, either in person or by teleconference, seven times in 2022. In 2022, each incumbent director attended 100% of the meetings of our Board (held during the period for which he or she was a director) and the meetings of all committees of our Board on which the director served (during the periods that he or she served).
Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of the committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to use reasonable efforts to attend the Annual Meeting of Stockholders. All Directors attended the Annual Meeting of Stockholders held on June 9, 2022.
Committees of the Board
Our Board currently has standing Audit, Compensation and Nominating and Corporate Governance Committees. All of the members of these committees meet the applicable independence requirements of the Nasdaq and the SEC. Our Board has the ability to establish special committees, if necessary.
Each of our standing committees is governed by a written charter, which is subject to annual review by each respective committee and approval by the Board. Committee charters are available on our website (https://investor.wholeearthbrands.com/corporate-governance/governance-documents).
Board Committee Membership
As of the date of this Proxy Statement, our committee membership was as follows:
Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Irwin D. Simon
Anuraag Agarwal	*	*
Steven M. Cohen	*		*
Denise M. Faltischek			+
Michael Franklin
Ira J. Lamel	+	*
John M. McMillin III(1)		+	*
*	Committee Member
+	Committee Chair
(1)	Mr. McMillin is not standing for re-election to the Board and will retire from the Board when his term expires at the Annual Meeting.

Audit Committee
Our Audit Committee met four times in 2022. Our audit committee is comprised of Messrs. Ira J. Lamel, Steven M. Cohen and Anuraag Agarwal, with Mr. Lamel serving as chair. The Board has affirmatively determined that each member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under the Nasdaq rules and Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10A-3 specific to audit committee members. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, the Board has determined that Mr. Lamel qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
As outlined in its written charter, the primary purpose of the Audit Committee is to provide oversight of our accounting and financial reporting processes and audits of our financial statements, as well as of our global compliance program, including matters related to compliance with financial, legal and regulatory requirements.
Our Audit Committee is responsible for, among other things:
•	appointing an independent registered public accounting firm to act as our independent auditor; discussing with our independent registered public accounting firm their independence from management;
•
evaluating the independent auditor’s qualifications, independence and performance; reviewing the independent’s auditor’s quality control procedures and evaluating the lead partner of the independent auditor;

•	determining the engagement of the independent auditor;
•	reviewing and approving the scope and timing of the annual audit and the audit fee for all audit service and non-audit services;
•	reviewing and discussing with management and the independent auditor the results of the annual audit and the review of our quarterly financial statements;
•	approving the retention of the independent auditor to perform any proposed permissible non-audit services;
•	monitoring the rotation of partners of the independent auditor on our engagement team in accordance with requirements established by the SEC;
•	reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our periodic reports to be filed with the SEC;
•	meeting with the independent auditor prior to the audit to discuss the overall audit strategy, planning and staffing of the audit;
•	reviewing our critical accounting policies and practices; and
•	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance by the Audit Committee with its charter.
The Audit Committee Report can be found on page 38 of this Proxy Statement.
Compensation Committee
Our Compensation Committee met four times in 2022 and had numerous other informal meetings and working sessions.
As of the date of this Proxy Statement, our Compensation Committee is comprised of Messrs. John M. McMillin III, Anuraag Agarwal and Ira J. Lamel, with Mr. McMillin serving as chair. Mr. McMillin is not standing for re-election to the Board and will retire from the Board when his term expires at the Annual Meeting. We have affirmatively determined that each member of the Compensation Committee qualifies as independent under Nasdaq rules, including the additional independence standards for members of a Compensation Committee, and that each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
As outlined in its written charter, the Compensation Committee is responsible for, among other things:

•	periodically reviewing and advising our Board on the company’s overall compensation philosophy, policies, and plans;
•
reviewing and recommending to our Board the compensation of our chief executive officer, including the corporate goals and objectives applicable to, and an evaluation of the performance of, our chief executive officer;

•	reviewing and approving the compensation of all other executive officers;
•	recommending to our Board the establishment and terms of our incentive compensation and equity-based plans;
•	approving grants of options and other equity awards to all executive officers under our equity compensation plans;
•	reviewing and recommending to our Board regarding director compensation; and
•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.
The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee, as it deems appropriate in accordance with applicable laws and regulations. The Compensation Committee has delegated authority to our Chief Executive Officer to make equity grants to new hires and such other awards to existing employees who are not executive officers within predetermined guidelines. These grants are reviewed with the Compensation Committee annually. The Compensation Committee may also delegate authority to the Company’s Chief Human Resources Officer to make amendments to the Company’s benefit plans that she determines to be necessary to maintain compliance with applicable law or other technical amendments that do not materially increase the cost of the plans to the Company.
Pursuant to its charter, the Compensation Committee has sole authority to retain or obtain advice from any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Committee in the performance of its duties, including the sole authority to approve the compensation and other terms and conditions of retention. Korn Ferry served as the Compensation Committee’s independent compensation consultant in 2022. The Compensation Committee retained Korn Ferry to assist with the development of a peer group against which to evaluate our executive compensation levels and our equity compensation program. Korn Ferry provided advice or assistance only with respect to executive compensation.
For additional information regarding the services provided by Korn Ferry, please see the Compensation Discussion & Analysis section.
In 2022, Korn Ferry and its affiliates did not provide additional services to the Company other than at the request of the Compensation Committee. After review and consultation with Korn Ferry, the Compensation Committee determined that Korn Ferry is independent, and there is no conflict of interest resulting from retaining Korn Ferry during 2022. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the Nasdaq listing standards.
The Compensation Committee Report can be found on page 31 of this Proxy Statement.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met four times in 2022. Our Nominating and Corporate Governance Committee is comprised of Ms. Denise M. Faltischek and Messrs. Steven M. Cohen and John M. McMillin III, with Ms. Faltischek serving as chair. Mr. McMillin is not standing for re-election to the Board and will retire from the Board when his term expires at the Annual Meeting. We have affirmatively determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under Nasdaq rules.

As outlined in its written charter, the Nominating and Corporate Governance Committee is responsible for, among other things:
•	recommending director nominees for election to our Board;
•	recommending board size and composition to our Board;
•	recommending to our Board the qualifications, appointment, and removal of committee members;
•	reviewing, at least annually, our compliance with the Nasdaq corporate governance listing requirements;
•	overseeing our corporate governance policies and succession planning;
•	reporting and making recommendations to our Board concerning governance matters;
•	overseeing the Company’s environmental, social and governance initiatives; and
•
reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance by the Nominating and Corporate Governance Committee with its charter.

The Nominating and Corporate Governance Committee is responsible for recommending nominees for Board membership to fill vacancies or newly created positions, and for recommending the persons to be nominated for election at the Annual Meeting. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee expects to review the desired experience, skills, diversity and other qualities to ensure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and our Board. The Nominating and Corporate Governance Committee may also consider nominations of director candidates validly made by the Company’s stockholders. The Company’s stockholders may nominate director candidates by following the procedures in our Bylaws. See “Stockholder Proposals and Director Nominations” on page 40.
The Nominating and Corporate Governance Committee may retain, as appropriate, search firms to assist in identifying qualified director candidates. The Nominating and Corporate Governance Committee expects to look for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. The Nominating and Corporate Governance Committee has the ability to request any search firm that the Nominating and Corporate Governance Committee engages to include candidates with diversity of gender, race, ethnicity, personal experience and culture in its list of potential director candidates. The Nominating and Corporate Governance Committee continually reviews Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. The Nominating and Corporate Governance Committee may consider certain factors related specifically to our business, including, but not limited to:
•	knowledge of consumer-packaged goods/food products industries, particularly in branded food, nutrition and snacking, but principally in industries oriented to consumer products;
•	accounting or related financial management expertise;
•	experience executing growth and merger and acquisition strategies, to support the strategic plan of the Company;
•	international exposure and diversity of cultural background and experience with global markets;
•	leadership experience at an executive level with understanding of the development and implementation of strategies; and
•	high-level marketing and social media experience.
The Nominating and Corporate Governance Committee has not assigned specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Nominating and Corporate Governance Committee intends to consider each candidate’s qualifications in light of the then-current mix of Board attributes, including diversity. Continuing directors are evaluated by the Nominating and Corporate Governance Committee in the same way, including the continuing director’s past contributions to the Board in such evaluation. The Board has nominated Michael F. Goss for election at the Annual Meeting. Mr. Goss was recommended to the Nominating and Corporate

Governance Committee by a Company stockholder. Although the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders, the Board believes it is important to identify qualified director candidates who would increase the gender, racial, ethnic, personal experience and/or cultural diversity of the Board.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during 2022 were Messrs. John M. McMillin III, Anuraag Agarwal and Ira J. Lamel. None of these Compensation Committee members is or has ever been an officer or employee of our Company. During 2022, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2022, none of our executive officers served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

DIRECTOR COMPENSATION
The objectives of our Board compensation program are to provide compensation that is competitive with the compensation paid by peer companies so that we may attract and retain high quality non-employee directors and to encourage ownership of our common stock to further align their interests with those of our stockholders. For 2022, our director compensation program provided the following compensation for non-employee directors:
•	an annual cash retainer of $65,000;
•	an annual restricted stock award with a value of $65,000;
•	an annual cash retainer of $500,000 for the Executive Chairman of the Board; and
•	an annual restricted stock award with a value of $250,000 for the Executive Chairman of the Board.
The cash retainers payable to non-employee directors are earned and payable in equal installments on the first day of each fiscal quarter. The restricted stock awards payable to non-employee directors are based on the fair market value of a share of common stock on the grant date and are payable in the form of shares of restricted stock, which shares are granted upon initial election to the Board and then each year on the date of the annual stockholders meeting.
Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on the Board in 2022. Company employees do not receive compensation for serving as a director.
Name	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Irwin D. Simon	$250,003	$500,000	$750,003
Anuraag Agarwal	$65,000	$65,000	$130,000
Steven M. Cohen	$65,000	$65,000	$130,000
Denise M. Faltischek	$65,000	$65,000	$130,000
Michael E. Franklin(2)	$—	$—	$—
Ira J. Lamel	$65,000	$65,000	$130,000
Albert Manzone(3)	$—	$—	$—
John M. McMillin III(4)	$65,000	$65,000	$130,000
(1)
The amounts in this column represent the aggregate grant date fair market value of restricted stock awards granted to each non-employee director, computed in accordance with FASB ASC Topic 718. The value represents the number of shares issued multiplied by the closing price on June 9, 2022, the date of grant ($6.96). Any additional value is the result of rounding.

(2)	Mr. Franklin joined the Board in August 2022. He will be paid a pro rata compensation amount in 2023 for his service as a director in 2022.
(3)
Mr. Manzone ceased to serve as a member of the Board effective as of December 31, 2022 in connection with the termination of his employment. Since Mr. Manzone was an employee, he did not receive any compensation for his service as a director in 2022.

(4)	Mr. McMillin is not standing for re-election to the Board and will retire from the Board when his term expires at the Annual Meeting.

EXECUTIVE OFFICERS
Our Executive Officers
As of December 31, 2022, our executive officers were as follows:
Trisha Fox, 53
Trisha Fox served as the Chief Human Resources Officer of the Company from January 2021 to April 2023. Prior to joining the Company, Ms. Fox served as Chief Human Resources Officer for Viad Corp, a publicly-traded live events and travel company, from October 2016 to May 2020. Prior to Viad Corp, Ms. Fox was the Senior Vice President of Human Resources at Fifth Third Bank, one of the largest consumer banks in the Midwest, from June 2011 to October 2016.
Brian Litman, 55
Brian Litman has served as the Chief Accounting Officer of the Company since September 2021, and joined the Company as Corporate Controller in June of 2020. Prior to joining the Company, Mr. Litman spent 22 years at Tribune Media Company, a media company owning a variety of newspapers, television stations and other media assets, where he served in several roles, including SVP/Controller & Chief Accounting Officer from February 2008 to April 2020 and VP/Assistant Controller from February 2005 to February 2008.
Albert Manzone, 59
Mr. Albert Manzone served as Chief Executive Officer and a Director of the Company from June 2020 to December 31, 2022. From 2016 until June 2020, Mr. Manzone was Chief Executive Officer of the Company’s subsidiary, Flavors Holdings Inc. (“Flavors Holdings”).
Duane Portwood, 56
Duane Portwood served as the Chief Financial Officer of the Company from January 2022 to April 2023. Prior to joining the Company, he was CFO for Tegra Global, a private sports apparel manufacturer, from June 2021 to January 2022. Previously, he served as EVP & CFO for Akorn, Inc., a pharmaceutical company that deals in developing, manufacturing and marketing of generic and prescription drugs as well as animal and consumer health products, from October 2015 to June 2021. Mr. Portwood also worked at The Home Depot, Inc., a home improvement retailer, as VP & Corporate Controller from April 2006 to October 2015.
Jeffrey Robinson, 59
Jeffrey Robinson has served as President of Company subsidiary Mafco Worldwide LLC (“Mafco”) and the Whole Earth Brands Flavors & Ingredients division since December 2020. Mr. Robinson began his career with Mafco in 1992. From August 2016 until December 2020, he was responsible for Mafco’s licorice extract business. Mr. Robinson served as Mafco’s CFO from November 2004 to December 2013. Mr. Robinson left Mafco in December 2013 (rejoining Mafco in August 2016) to work as CFO of Frutarom USA (now part of International Flavors & Fragrances – IFF).

CERTAIN BENEFICIAL OWNERSHIP MATTERS
Security Ownership of Principal Stockholders
Set forth below are stockholders known by us to be, each, the beneficial owner of more than 5% of our common stock as of April 11, 2023. As of April 11, 2023, there were 42,376,436 shares of our common stock outstanding.
Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Martin E. Franklin Revocable Trust, Sir Martin E. Franklin, the settlor and trustee of the Martin E. Franklin Revocable Trust, and Sababa Holdings FREE, LLC	8,416,300(1)	19.86%
The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC	3,200,789(2)	7.55%
BlackRock, Inc.	2,642,767(3)	6.24%
FMR LLC	2,606,522(4)	6.15%
Armistice Capital, LLC and Steven Boyd	2,533,920(5)	5.98%
(1)
Based solely on a Schedule 13D filed on March 16, 2023 by (i) Sir Martin E. Franklin (“Franklin”), (ii) the Martin E. Franklin Revocable Trust (the “Franklin Trust”) and (iii) Sababa Holdings FREE LLC (“Sababa”). Franklin is the trustee, settlor and sole beneficiary of the Franklin Trust and the manager of Sababa. The Franklin Trust is the sole member of Sababa. The principal business address for Franklin, the Franklin Trust and Sababa is 500 South Pointe Drive, Suite 240, Miami Beach, Florida 33139.

(2)
Based solely on a Schedule 13G filed on February 8, 2023 by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC. The principal business address for The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC is 200 West Street, New York, NY 10282.

(3)	Based solely on a Schedule 13G filed on February 10, 2023 by BlackRock, Inc. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(4)
Based solely on the Schedule 13G filed on February 9, 2023 by FMR LLC and Abigail P. Johnson (FMR LLC’s Director, Chairman, and Chief Executive Officer). The principal business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(5)
Based solely on the Schedule 13G filed on February 14, 2023 by Armistice Capital, LLC and Steven Boyd. The principal business address of Armistice Capital and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, New York 10022.

Security Ownership of Directors and Executive Officers
The following table shows, as of April 11, 2023, the amount of our common stock beneficially owned by:
•	our directors;
•	our named executive officers; and
•	all of our directors and executive officers as a group.
“Beneficial ownership” includes those shares of our common stock the reporting person has the power to vote or transfer, stock options that are currently exercisable or exercisable within 60 days, and deferred stock units that may vest within 60 days, in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed.
Name	Number of Share Beneficially Owned	Percent of Shares Outstanding
Current Directors and Officers
Irwin D. Simon(1)	1,201,545	2.84%
Anuraag Agarwal(2)	37,656	*
Steven M. Cohen(3)	22,656	*
Denise M. Faltischek(4)	27,656	*
Michael E. Franklin	0	*
Ira J. Lamel(5)	174,434	*
Albert Manzone(6)	295,737	*
John M. McMillin III(7)	36,817	*
Duane Portwood	18,396	*
Jeffrey Robinson	69,427	*
All directors and executive officers as a group (9 persons)(8)	1,588,587	3.75%
New Director Nominee
Michael F. Goss	0	*
*	Reflects beneficial ownership of less than one percent (1%) of our outstanding common stock.

(1)	Mr. Simon’s beneficial ownership includes 1,144,385 shares of common stock and 57,160 shares of restricted stock subject to vesting.
(2)	Mr. Agarwal’s beneficial ownership includes 22,794 shares of common stock and 14,862 shares of restricted stock subject to vesting
(3)	Mr. Cohen’s beneficial ownership includes 7,794 shares of common stock and 14,862 shares of restricted stock subject to vesting.
(4)	Ms. Faltischek’s beneficial ownership includes 12,794 shares of common stock and 14,862 shares of restricted stock subject to vesting.
(5)	Mr. Lamel’s beneficial ownership includes 159,572 shares of common stock and 14,862 shares of restricted stock subject to vesting.
(6)	Mr. Manzone ceased to serve as the Company’s Chief Executive Officer effective as of December 31, 2022.
(7)
Mr. McMillin’s beneficial ownership includes 31,294 shares of common stock and 14,862 shares of restricted stock subject to vesting. Mr. McMillin is not standing for re-election to the Board and will retire from the Board when his term expires at the Annual Meeting.

(8)
This amount includes 131,470 shares of restricted stock subject to vesting and 1,451,117 shares held directly by our directors and executive officers. This amount does not include shares held by Mr. Manzone as he is no longer a director or executive officer of the Company.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons beneficially holding more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of their ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such directors, officers and 10% or more stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Companies believes that during the fiscal year ended December 31, 2022, all filing requirements applicable to its directors and executive officers were timely met.

COMPENSATION DISCUSSION & ANALYSIS
Compensation Discussion and Analysis
The following discussion and analysis of our executive compensation philosophy, objectives and design, our compensation-setting process, the components of our executive compensation program, and the decisions made for compensation in respect of 2022 for our executive officers should be read together with the compensation tables and related disclosures set forth below. The discussion in this section contains forward-looking statements that are based on our current considerations and expectations relating to our executive compensation programs and philosophy. As our business and our needs evolve, the actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this section. We are currently considered an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.
Executive Summary
In evaluating our overall executive compensation program and decisions, including payouts and awards under our compensation programs, the Compensation Committee considered a number of factors, including the achievement of both strategic enterprise and financial objectives and the position of our Company in fiscal year 2022. See “Executive Compensation Objectives” below.
As used herein, “Business Combination” refers to that transaction which occurred on June 25, 2020, whereby the Company (then known as Act II Global Acquisition Corp.) completed its business combination transaction with Flavors Holdings subsidiaries Merisant Company (“Merisant”) and Mafco. In connection with the Business Combination, the Company changed its name to Whole Earth Brands, Inc.
Overview
This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Each year the Compensation Committee makes determinations related to achievement of the previous year’s compensation programs as well as the adoption of any compensation programs and performance measures for the current fiscal year. This allows the Compensation Committee to have a good understanding of the prior fiscal year’s financial performance in order to evaluate the performance of the named executive officers (each an “NEO”) against previously adopted performance measures as well as develop plans and performance metrics based on the annual operating plan for the current fiscal year.
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2022, our “named executive officers” consisted of our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers as of December 31, 2022. For the fiscal year ended December 31, 2022, our NEOs were:
Named Executive Officer	Title
Albert Manzone(1)	Chief Executive Officer
Duane Portwood(2)	Chief Financial Officer
Jeffrey Robinson	President, Mafco Worldwide LLC
(1)	Mr. Manzone ceased serving as the Company’s Chief Executive Officer effective as of December 31, 2022.
(2)	Mr. Portwood ceased serving as the Company’s Chief Financial Officer effective April 24, 2023 and terminated employment with the Company on April 28,2023.
Compensation Philosophy
We believe that the majority of our executive compensation should be dependent on the growth and success of our Company so that our NEOs are fully aligned with the long-term interests of our stockholders. The Compensation Committee has designed a compensation program that provides for a significant portion of executive compensation to be “at risk.” Although our NEOs (and other senior management) receive base salaries which are believed to be market competitive, a significant portion of our NEOs’ total direct compensation is paid in the form of an annual bonus, the receipt of which is dependent upon achieving quantitative performance goals established in advance by the Compensation Committee. In addition, a significant portion of our NEOs’ total compensation is paid in the form of equity that will appreciate in value only to the extent that shares held by our stockholders also increase in value.
Executive Compensation Objectives and Design
We provide a competitive total compensation package to our NEOs through a combination of base salary, annual incentives and long-term incentives.
The primary objectives of our executive compensation program are to:
•	Align the interests of our executives with the interests of our stockholders;
•	Prioritize implementation of pay for performance;
•	Promote the creation of long-term stockholder value;
•	Attract, motivate and retain key employees with outstanding talent and competency;
•	Structure executive compensation in a manner that promotes our strategic, financial and operating performance objectives; and
•	Reward performance, with a meaningful portion of compensation tied to the Company’s financial, operational and strategic goals.
Compensation-Setting Process
In setting compensation for 2022, our Compensation Committee worked closely with members of our management, including our CEO, and engaged an independent compensation consultant, Korn Ferry, to advise it. Management activities included establishing and reviewing salary, equity awards and bonuses, and other compensation for our executive officers, and determining performance goals and objectives. Our Compensation Committee worked with members of our management to gather market and operating data that members of our management reviewed in making their recommendations to our Compensation Committee. From time to time, members of our management, including our CEO, attended meetings (or portions of meetings) of our Board and Compensation Committee to present information and answer questions.
The Compensation Committee retained Korn Ferry to assist with the development of a peer group against which to evaluate our executive compensation levels and our proposed equity compensation program. Korn Ferry provided advice or assistance only with respect to executive compensation. The Compensation Committee considered the independence of Korn Ferry in light of SEC rules and Nasdaq listing standards, which requires compensation committees to assess the independence of their compensation consultant, legal counsel and other advisors prior to receiving advice from them. The Compensation Committee has reviewed its and the Company’s relationships with Korn Ferry and has not identified any conflicts of interest.
The Compensation Committee took the results of Korn Ferry’s comparative analyses of our peer groups (as described below), as well as the considerations provided by Korn Ferry with respect to components and levels of compensation for our executive officers, under advisement in determining competitive market practice in our industry. The Compensation Committee considered the assessment of peer group market compensation, historical compensation levels, subjective assessments of individual performance and value to the Company, and other subjective factors in establishing and approving the various elements of our executive compensation program for fiscal year 2022.
Use of Market Compensation Data; 2022 Peer Companies
We are a global food company providing access to high-quality plant-based sweeteners, flavor enhancers and other foods through our diverse portfolio of trusted brands and delicious products. Our management must therefore manage our growth with a diverse portfolio of brands/products, and the peer group identified by Korn Ferry includes companies with this type of strategy and a similar revenue size and market capitalization. This peer group is focused on food, beverage and personal product companies with an emphasis on manufacturers of packaged products for consumer retail. For fiscal year 2022, the peer group was modified from previous years to reflect companies whose businesses are more similar in size and scope to ours. As a result, our peer group now consists of the following 14 companies:
Fiscal Year 2022 Peer Companies
Nature’s Sunshine Products, Inc.	The Simply Good Foods Company	Beyond Meat, Inc.
Sunopta Inc.	J&J Snack Foods	E.L.F. Beauty, Inc.
Bellring Brands, Inc.	John B. Sanfilippo & Son	Newage, Inc.
Hostess Brands, Inc.	Farmer Bros. Co.	Freshpet, Inc.
Utz Brands, Inc.	MGP Ingredients, Inc.
The Compensation Committee uses relevant compensation data from the annual total compensation study of peer companies to help inform its decisions regarding compensation elements, levels and opportunities. The Compensation Committee establishes targeted pay levels by role, taking into account the competitive peer data and factors such as business performance, individual performance, job responsibilities, individual skill sets and other relevant factors. The Compensation Committee generally targets compensation for the Company’s executive officers at the 60th percentile of the peer group, although the Compensation Committee reviews all relevant factors when determining executive compensation. However, the Compensation Committee uses peer company data as only a guideline to inform its actions and does not necessarily determine compensation to any specific level of compensation of the peer companies.
Components of Executive Compensation Program and Narrative to Summary Compensation Table
The compensation program for our NEOs currently consists of the following elements: base salary, performance-based cash incentive awards, and equity-based incentive compensation and benefits, each as described below.
Element	Fixed or Variable	Purpose & Design Features
Base Salary	Fixed	To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Performance-Based Incentive	Variable	To motivate and reward the achievement of our annual performance goals, based on the attainment of pre-defined financial performance objectives.

Equity Awards	Variable
To align executives’ interests with the interests of stockholders through equity-based compensation with performance-based and time-based vesting periods and to promote the long-term retention of our executives and other key management personnel.

Benefits	Fixed
To provide attractive benefits that promote employee (and potentially family) health and wellness. Benefits are provided at a level that is the same or similar to all employees, unless otherwise noted below.

Base Salary
Base salaries for our NEOs are established based on the individual’s scope of responsibilities, experience, and market factors. The Compensation Committee typically reviews base salaries on an annual basis, referencing peer group and survey data to understand the marketplace for individuals in similar positions. No formulaic base salary increases are provided to our NEOs; however, annual merit increases are provided when the Compensation

Committee determines that such increases are warranted in light of national salary increase levels, salary levels within companies in our peer group, individual performance and/or overall Company performance. We pay base salaries to attract, recruit and retain qualified employees. The base salaries for 2022 for our NEOs take into account the initial base amount set forth in the executives’ respective employment agreement or employment offer letter, as applicable, and the scope of the executives’ responsibilities, individual contributions, prior experience and sustained performance.
The base salaries of our NEOs for 2022 were as follows:
Executive & Title	2022 Base Salary*
Albert Manzone, Chief Executive Officer(1)	$523,180(2)
Duane Portwood, Chief Financial Officer(3)	$435,000
Jeffrey Robinson, President Mafco Worldwide LLC	$393,900
*	The Company has a practice of increasing base salary effective April 1. The numbers shown in the table are each executive’s annual base salary as of April 1, 2022.
(1)	Mr. Manzone ceased serving as the Company’s Chief Executive Officer effective as of December 31, 2022.
(2)	Mr. Manzone was paid in Swiss Francs (CHF). Mr. Manzone’s 2022 salary of 565,600 CHF has been converted to U.S. dollars based on the December 31, 2022 exchange rate of 1 CHF = $0.925.
(3)	Mr. Portwood ceased serving as the Company’s Chief Financial Officer effective April 24, 2023 and terminated employment with the Company on April 28, 2023.
Annual Performance-Based Cash Incentive Compensation
The annual cash incentive award program is based on performance targets approved by the Compensation Committee and shall be a percentage of base salary for each NEO. The annual financial objectives and final bonus determinations are approved in advance by the Compensation Committee. In 2022, due to the Company’s level of performance achievement against pre-determined targets, the Compensation Committee approved bonuses for 2021 performance to employees at the vice president level and above (including our NEOs) which were paid in April 2022 as 40% cash and 60% fully vested stock. For 2022, the Compensation Committee determined that the Company fell short of the threshold level of performance achievement. Consistent with our pay-for-performance philosophy, the Compensation Committee determined not to pay our NEOs a bonus for 2022 performance.
Long-Term Equity Incentive Compensation
The Compensation Committee believes that providing compensation through its equity compensation plan provides the appropriate long-term growth incentives for the Company and for the benefit of stockholders. We provide equity-based long-term incentive compensation to our NEOs to link long-term results with our stockholders’ interests, to promote the long-term retention of our executives and key management personnel and to ensure that such NEOs have a continuing stake in our long-term success. We grant equity incentive awards to our NEOs in conjunction with the applicable NEO’s initial hire, as applicable, and at other times at the discretion of the Compensation Committee, which we expect will be in the first quarter of each year. The Compensation Committee anticipates using grants of equity awards to further our objective of a pay-for-performance compensation program to tie executive compensation to the achievement of our longer-term corporate strategies and business objectives and to the long-term interests of our stockholders.
With respect to our 2022 annual equity grants, we issued time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) under our equity-based 2020 long-term incentive plan (the “2020 LTIP”) to our NEOs, as well as our key employees. The RSUs are subject to three-year graded vesting, subject to the NEO’s continued employment with the Company, with vesting subject to acceleration in limited circumstances. The PSUs may be earned at the end of the three-year performance period from 0% - 200% of target units awarded based on achievement against a cumulative adjusted EBITDA goal.
Prior to the Business Combination, certain employees, including Mr. Manzone, were awarded certain annual performance-based cash incentives under the terms of the legacy Flavors Holdings Long-Term Incentive Plan (“Cash LTIP”). These amounts were attributable to performance conditions with respect to Flavors Holdings. The outstanding Cash LTIPs were terminated and vested portions were cashed-out given the performance goals achieved as a result of the Business Combination. In March 2021, the Compensation Committee granted new awards in the form of restricted stock units for the same remaining performance periods as the terminated Cash LTIPs.
Retention Awards
In August 2022, the Board approved, upon recommendation of the Compensation Committee, stock retention awards in the form of RSUs to many of our key employees, including our NEOs. The retention awards provide for vesting on the one year anniversary of the date of grant, subject to the employees continued employment through that date.
Special Bonus Award
In March 2021, the Board approved, upon recommendation of the Compensation Committee, a one-time bonus to Mr. Manzone which was paid in the form of restricted stock units subject to one-year vesting and fully vested stock (as a 50/50 split) in recognition of his efforts during calendar year 2020 in connection with the Company’s acquisitions and the Company’s performance while operating under challenging conditions due to the COVID-19 pandemic. The total bonus award value for Mr. Manzone was equal to $622,914.
Transaction Bonus
Mr. Robinson was entitled to and received a transaction cash bonus in connection with the Business Combination. One half of the bonus was paid in 2020 shortly following the closing of the Business Combination and the other half was paid in 2021 on the first anniversary of the initial payment date. The second half of the transaction bonus paid in 2021 was equal to $339,125.
Method of Accounting and Our Assumptions
As of December 31, 2022, the Company has only granted equity in the form of RSUs (both time-based and performance-based) and restricted stock. The fair value of RSUs and restricted stock is measured at the market price of the Company’s stock on the date of grant. The fair value of share-based award grants is amortized to expense over the vesting period.
Effect of Accounting and Tax Treatment
When determining the components of the compensation paid to our executive officers, we review the anticipated accounting and tax consequences to us and the executive officers, including: the recognition of share-based compensation; Section 162(m) of the Code which imposes a limit on the amount of compensation that we may deduct in any one year with respect to our NEOs; the Tax Cuts and Jobs Act which eliminated the exception that allowed for the deductibility of certain performance-based compensation; and Section 409A of the Code. We strive to ensure that there are no negative accounting or tax implications due to the design of our executive compensation programs; however, we will take the actions that we deem necessary and appropriate to further the best interest of our stockholders, promote our corporate goals, and achieve our compensation goals.
Indirect Compensation Elements: Retirement Plan; Health and Welfare Benefits
In addition to the primary elements of compensation described above, our U.S.-based NEOs also participate in employee benefits programs available to our U.S. employees generally, including our tax-qualified 401(k) plan as described below. During his tenure as Chief Executive Officer, Mr. Manzone was not eligible to participate in our qualified 401(k) plan but did participate in the retirement plans offered to our employees in Switzerland as described below. In addition, we provide other benefits to our NEOs on the same basis as all of our employees generally. These benefits include group health (medical, dental and vision) insurance, group short- and long-term disability insurances and group life insurance.
Mr. Robinson was a participant in a legacy defined benefit pension plan that was terminated in connection with the Business Combination. Following the termination of such legacy plan, Mr. Robinson received a lump-sum distribution in 2021 based on the benefits he was entitled to under the terms of the legacy plan.

Executive Employment Agreements
Certain compensation paid to Mr. Manzone, as reflected in the Summary Compensation Table below, was provided pursuant to legacy employment agreements with Merisant or its respective affiliate. The employment agreements generally provide for base salary, incentive compensation, benefits, severance protection and certain restrictive covenants. Our NEOs are generally subject to a non-competition covenant and a non-solicit of employees and customers/suppliers covenant for a period of twelve months following their termination of employment.
Albert Manzone Employment Agreement
Mr. Manzone was a party to an employment agreement to serve as Chief Executive Officer. Mr. Manzone ceased to serve as the Company’s Chief Executive Officer as of December 31, 2022.
Pursuant to his employment agreement, Mr. Manzone’s compensation included: (a) a base salary of CHF 550,000; (b) eligibility for an annual performance bonus with a target value of 100% of his base salary; and (c) a discretionary long-term incentive award opportunity in accordance with the Cash LTIP. Pursuant to the employment agreement, Mr. Manzone received a transaction cash bonus, which was paid in 2020 following the closing of the Business Combination.
Under his employment agreement, upon the termination of his employment, Mr. Manzone was eligible to receive a severance payments equal to two times his annual bases salary, a full year annual bonus, his outstanding Cash LTIP awards and the continuation of certain of his health and pension benefits. Notwithstanding the terms of his employment agreement, in connection with the termination of his employment, Mr. Manzone and the Company entered into a separation agreement (the “Manzone Separation Agreement”) which provided for the payment to Mr. Manzone of his salary for six months following February 28, 2023 (the “Separation Date”), the payment (in the Board’s discretion) of an annual bonus for 2022, the accelerated vesting of certain of his outstanding time-based RSUs, the pro rata service-vesting of certain of his outstanding performance-based RSUs (to be earned based on actual performance at the end of the applicable performance period) and the continued payment of his car allowance through the Separation Date.
Jeffrey Robinson Offer Letter
Mr. Robinson executed an offer letter effective December 7, 2020, with the Company for the position of President at Mafco Worldwide LLC.
Pursuant to the terms of his offer letter, Mr. Robinson’s compensation includes (a) a base salary of $390,000; (b) an annual performance bonus opportunity with a target level of 75% of his base salary; and (c) a discretionary long-term incentive award opportunity beginning January 1, 2021, which bonus will be prorated based on the number of days of employment during the performance period. Mr. Robinson also remained eligible for previously granted equity awards as well as his vested benefits in connection with the termination of the Company’s legacy defined benefit pension plan; and (c) a transaction cash bonus equal to $1,200,000, to be paid within fourteen business days following the closing of a future Company sale, subject to Mr. Robinson’s employment through the closing date of a Company sale. In addition to standard Company benefits, Mr. Robinson is entitled to use of a Company car.
Under his offer letter, if Mr. Robinson’s employment is terminated without “cause” (as defined in his employment agreement), then, subject to his timely execution and non-revocation of a general release of claims, he will be eligible to receive (i) continued payment of his base salary for six (6) months following termination and (ii) a prorated portion of his long-term incentive awards. Mr. Robinson’s severance entitlement is subject to a duty to mitigate damages by seeking comparable employment during the severance term. If Mr. Robinson secures employment during the severance term, his severance entitlement will be reduced by any income earned during such period. Mr. Robinson’s employment agreement contains non-competition, non-solicitation and no-hire covenants that will apply for twelve (12) months following his termination.
Duane Portwood Offer Letter
Mr. Portwood executed an offer letter effective December 15, 2021, with the Company for the position of Chief Financial Officer. Pursuant to the terms of his offer letter, Mr. Portwood’s compensation includes: (a) a base salary of $435,000; (b) an annual performance bonus opportunity with a target level of 60% of his base salary; and (c) a discretionary long-term incentive award opportunity with a target payment of $652,500 (150% of his base salary). Mr. Portwood was also awarded a sign-on/retention bonus equal to $225,000, comprised of $100,000 in cash and $125,000 in RSUs that vested one year from the grant date, which sign-on/retention bonus was paid when Mr. Portwood commenced employment with the Company in January 2022. Mr. Portwood’s employment agreement contains non-competition, non-solicitation and no-hire covenants that will apply for twelve (12) months following his termination.
Mr. Portwood ceased serving as the Company’s Chief Financial Officer effective April 24, 2023 and terminated employment with the Company on April 28, 2023.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee has approved the inclusion of the Compensation Discussion & Analysis in this Proxy Statement and in the Annual Report for filing with the SEC.
This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this report by reference into another Company filing.
THE COMPENSATION COMMITTEE
John M. McMillin III, Chair
Anuraag Agarwal
Ira J. Lamel

EXECUTIVE COMPENSATION
2022 Summary Compensation Table
The following table sets forth information regarding compensation earned by our NEOs during years 2021 and 2022. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Albert Manzone Former Chief Executive Officer	2022(5)	$521,994	$0	$3,659,224	$0	$72,770	$4,253,988
	2021(6)	$610,400	$0	$3,292,012	$1,455,105	$84,103	$5,441,620
Duane Portwood Chief Financial Officer(7)	2022	$425,938	$100,000	$1,557,951	$0	$34,681	2,118,570
Jeffrey Robinson President Mafco	2022	$392,925	$0	$783,443	$0	$87,619	$1,263,987
	2021	$390,000	$0	$565,507	$117,001	$367,282	$1,439,790
(1)	This amount represents the cash portion of the sign-on bonus paid to Mr. Portwood when he joined the Company.
(2)
The grant date fair market value of each equity award was computed in accordance with FASB ASC Topic 718. These equity numbers include the special bonus grant, the new award grants in 2021 in connection with the termination of the pre-Business Combination awards, the portion of the 2021 annual bonus which was paid (in April 2022) in fully vested stock, the annual LTIP award grants and the retention grants made in August 2022, as well as the sign-on grant for Mr. Portwood.

(3)
The 2021 amounts in this column reflect the portion of the 2021 annual bonus which was paid (in April 2022) in cash and payments to Mr. Manzone in accordance with the legacy Cash LTIP, as described above.

(4)	Amounts in this column include:
Name and Principal Position	Year	401(k) Match	Health & Welfare Insurance ($)(8)	Car Allowance ($)	Tax Preparation ($)	Pension Contributions(9)	Transaction Bonus ($)(10)	Meal Reimbursement(11)	Total All Other Compensation ($)
Albert Manzone	2022(5)	0	$7,340	$11,210	$8,325	$44,785	$0	$1,110	$72,770
	2021(6)	$0	$8,649	$13,210	$8,619	$52,317	$0	$1,308	$84,103
Duane Portwood	2022	12,200	$22,481	$0	$0	$0	$0	$0	$34,681
Jeffrey Robinson	2022	$24,400	$56,559	$6,660	$0	$0	$0	$0	$87,619
	2021	$11,600	$10,242	$6,315	$0	$0	$339,125	$0	$367,282
(5)	Mr. Manzone is paid in Swiss Francs (CHF). Mr. Manzone’s 2022 compensation has been converted to U.S. dollars based on the Financial Times December 31, 2022, exchange rate of 1 CHF = $0.925.
(6)	Mr. Manzone is paid in Swiss Francs (CHF). Mr. Manzone’s 2021 compensation has been converted to U.S. dollars based on the Financial Times December 31, 2021, exchange rate of 1 CHF = $1.09.
(7)
Mr. Portwood commenced employment with the Company on January 10, 2022. Mr. Portwood ceased serving as the Company’s Chief Financial Officer effective April 24, 2023 and terminated employment with the Company on April 28, 2023.

(8)	This amount also includes Health Savings Account (HSA) contributions made by the Company.
(9)	This represents contributions made by the Company on Mr. Manzone’s behalf to a Swiss LPP pension plan.
(10)	This amount represents the transaction bonus paid in connection with the Business Combination. Half of Mr. Robinson’s transaction bonus was paid in 2020 with the remaining half paid in 2021.
(11)	The meal reimbursement benefit is a monthly stipend provided to all Swiss employees of the Company.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to outstanding equity awards for each of our NEOs as of December 31, 2022:
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Albert Manzone	3/18/2021							163,675	$661,157
	3/24/2022							252,709	$1,028,526
	8/1/2022							334,481	$1,361,338
Duane Portwood(3)	1/10/2022							12,588	$51,233
	3/24/2022							90,124	$366,805
	8/1/2022							119,827	$487,696
Jeffrey Robinson	3/18/2021							29,047	$118,221
	3/24/2022							53,867	$219,239
	8/1/2022							71,298	$290,183
(1)
Each NEO has been granted time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs) under the 2020 LTIP. Generally, the RSUs will become vested in three equal annual installments over the three years following the grant date (except for the January 10, 2022 sign-on grant to Duane Portwood and the August 1, 2022 grants to all NEOs, both of which have or will become vested one year following the grant date). Generally, the PSUs will become vested on the third anniversary of the grant date, which vesting is also subject to the achievement by the Company of certain financial performance criteria, with a vesting range of 0% to 200%. Both the RSUs and the PSUs will settle in shares of the Company’s common stock on a one-for-one basis, subject to the grantee’s continued employment with the Company, on the applicable vesting dates (upon an involuntary termination of employment without “cause,” RSUs will vest in full and PSUs will vest on a pro rata basis, with the ultimate pay out being made at the end of the performance period based on the Company’s actual performance, except that the PSUs will be forfeited if the termination without “cause” occurs prior to 12 months after the grant date). In the event of a voluntary termination by the grantee prior to the vesting date, all RSUs and PSUs subject to an award will be forfeited.

(2)	Market value of stock computed by multiplying the closing market price of the Company’s common stock on December 30, 2022 ($4.07) by the number of RSUs or PSUs granted.
(3)
In connection with Mr. Portwood’s termination of employment, he will receive accelerated vesting of his outstanding RSU grants and pro-rata vesting of his outstanding PSU grants that were granted more than 12 months prior to his termination date based on the Company’s actual performance at the end of the applicable performance period.

Potential Payments Upon Termination or Change in Control
The severance benefits for our NEOs are provided under individual employment agreements or offer letters and, in certain cases, equity award agreements. Upon any termination of employment, each NEO will be entitled to receive, within thirty days following termination, any accrued and vested payments and benefits that have not yet been paid, including unpaid base salary earned, accrued but unused vacation and reimbursement for any unreimbursed business expenses (collectively, the “Accrued Benefits”). Additionally, depending on the type of termination, each NEO may be entitled to receive severance payments as described under “Executive Employment Agreements” above in addition to the Accrued Benefits. Terminations under which we may pay severance benefits include in the event we terminate an NEO’s employment without “cause,” an NEO resigns for “good reason” or an NEO’s employment is terminated following designated “Change in Control” situations (in each case, only as outlined in the applicable employment arrangement). The severance payments are subject to the NEO’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality and non-solicitation requirements. Notwithstanding the terms of his employment agreement, upon the termination of his employment, Mr. Manzone was paid only the severance benefits set forth in the Manzone Separation Agreement.

In the event of termination of employment due to death or disability, the NEOs are entitled to only receive payment of any Accrued Benefits. In addition, all unvested equity awards are forfeited upon the NEO’s termination due to death or disability, unless the Compensation Committee determines otherwise in its discretion pursuant to the terms of the 2020 LTIP.
None of the NEOs are automatically entitled to benefits upon a Change in Control of the Company.
EQUITY COMPENSATION PLANS
The following table summarizes information as of December 31, 2022, relating to stock authorized for issuance under our equity compensation plans, which consists of only our 2020 LTIP.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(3)
Equity compensation plans approved by security holders	2,301,606	$—	5,805,675
Equity compensation plans not approved by security holders	—	$—	—
Total	2,301,606		5,805,675
(1)
Includes 131,470 shares of restricted stock awards (RSAs) and an aggregate of 2,170,136 RSUs and PSUs granted under our 2020 LTIP, which amount assumes that all PSUs which have been granted pay out at 100% of the original grant amount. The number of shares of the Company’s common stock that may be used to settle PSUs ranges from 0% to 200% of the number of PSUs awarded based upon the attainment of certain pre-determined Company financial performance goals. At maximum payout of 200% of target, the number of securities remaining available for future issuance under equity compensation plans would be 5,174,298.

(2)	There is no amount provided under this column because only RSAs, RSUs and PSUs have been granted and these types of awards do not require the payment of any consideration by the award recipients.
(3)	Awards issuable under our 2020 LTIP include stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based awards.
PROPOSAL 2
APPROVAL OF THE WHOLE EARTH BRANDS, INC.
2023 EMPLOYEE STOCK PURCHASE PLAN AND
AUTHORIZATION OF AN AGGREGATE OF 2,100,000 SHARES ISSUABLE UNDER THE PLAN
General
On April 26, 2023 (the “Effective Date”), the Board of Directors of the Company adopted the Whole Earth Brands, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”). If approved by the Company’s stockholders at the Annual Meeting, the ESPP authorizes the issuance of up to 2,100,000 shares of the Company’s common stock (subject to adjustment for certain changes in the capital structure of the Company). A copy of the proposed ESPP is attached as Appendix A.
The purpose of the ESPP is to enable eligible employees of the Company and certain of its subsidiaries (a “participating subsidiary”) to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Internal Revenue Code. The Board of Directors believes that the ESPP will encourage additional employee stock ownership and thereby better align the interests of employees with long-term stockholders. To provide employees a stock purchase opportunity, the Board of Directors has adopted the ESPP effective on the Effective Date, subject to stockholder approval.
Vote Required and Board of Directors’ Recommendation
Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum
Summary of the ESPP
The following summary of the ESPP is qualified in its entirety by the specific language of the ESPP, which is attached as Appendix A to this Proxy Statement.
General. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Each participant in the ESPP is granted at the beginning of each offering under the ESPP (an “Offering”) the right to purchase (a “Purchase Right”) through accumulated post-tax payroll deductions up to a number of shares of the common stock of the Company determined on the first day of the Offering. The Purchase Right is automatically exercised on each purchase date during the Offering, unless the participant has withdrawn from participation in the ESPP prior to such date.
Shares Subject to the ESPP. The ESPP authorizes the sale of an aggregate of 2,100,000 shares of the Company’s common stock. If any Purchase Right expires, terminates or is canceled, the shares allocable to the unexercised portion of such Purchase Right will again be available for issuance under the ESPP. To prevent dilution or enlargement of the rights of participants under the ESPP, appropriate and proportionate adjustments to the number of shares subject to the ESPP will be made if any change is made to the outstanding common stock by reason of merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or any similar change in the capital structure of the Company not involving the receipt of consideration by the Company.
Administration. The ESPP is administered by the Compensation Committee and/or other committee or subcommittee duly appointed by our Board of Directors to administer the ESPP, or by the Board of Directors in the absence of any such committee. Subject to the provisions of the ESPP, the Compensation Committee determines the terms and conditions of Purchase Rights granted under the ESPP. The Compensation Committee will interpret the ESPP and the Purchase Rights granted, and all determinations of the Compensation Committee will be final and binding on all persons having an interest in the ESPP or any Purchase Right.
Eligibility. Generally, any employee of the Company or any participating subsidiary corporation of the Company designated by the Board of Directors for inclusion in the ESPP is eligible to participate in an Offering under the ESPP, so long as the employee is customarily employed for more than 20 hours per week and for more than five months in any calendar year. In any event, no employee who owns or holds options to purchase, or who, as a result of participation in the ESPP, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation of the Company is eligible to participate in the ESPP. As of April 28, 2023, approximately 150 employees, including its five executive officers, would have been eligible to participate in the ESPP were it then in effect.
Offerings. Generally, each Offering under the ESPP will be for a period of 6 months (an “Offering Period”), with new Offering Periods commencing on or about the first trading days of June and December of each year and ending on or about the last trading days of the next May and November respectively, occurring thereafter. The Board of Directors may establish a different term for one or more Offerings, not to exceed 27 months, or different beginning or ending dates for any Offering Period. Subject to stockholder approval, the first offering period under the ESPP will begin and end on such date or dates as determined by the Compensation Committee, which is currently anticipated to commence on or after July 1, 2023 and end on the last trading date of November 2023. The second offering period under the ESPP will begin on the first trading day December 2023, and will end on the last trading day of May thereafter.
Participation and Purchase of Shares. Participation in an Offering under the ESPP is limited to eligible employees who deliver a properly completed subscription agreement and who authorize payroll deduction contributions under the ESPP prior to the first day of the Offering Period (the “Offering Date”). Payroll deductions are equal to at least 1% but may not exceed 15% (or such other rate as the Compensation Committee determines) of an employee’s compensation on any payday during the Offering Period. An employee who becomes a participant in the ESPP will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the ESPP, becomes ineligible to participate, or terminates employment.

Subject to any uniform limitations or notice requirements imposed by the Company, during an Offering Period, a participant may elect to decrease the rate of or to stop deductions from his or her compensation by delivering an amended subscription agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the participants. A participant who elects to decrease the rate of his or her deductions to zero percent (0%) shall remain a participant in the Offering Period unless the participant withdraws from the ESPP. A participant may increase his or her payroll deduction rates (up to the maximum permissible under the plan) to be effective for a new Offering Period, but are not permitted to increase his or her payroll deduction during an Offering Period. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering.
Subject to certain limitations and unless different terms are specified by the Compensation Committee, each participant in an Offering is granted a Purchase Right for a number of whole shares determined by dividing the product of $2,083.33 and the number of months in the Offering Period by the fair market value of a share of our common stock on the Offering Date, provided that no participant’s Purchase Right may exceed 500 shares multiplied by the number of months in the Offering Period. In any event, no participant may be granted a Purchase Right that would allow the participant to purchase shares under the ESPP or any other employee stock purchase plan of the Company or any of our subsidiaries having a fair market value (measured on the first day of the Offering Period in which the shares are purchased) exceeding $25,000 for each calendar year in which the Purchase Right is outstanding at any time. Purchase Rights are nontransferable. However, participants may designate a beneficiary in their subscription agreements.
On each purchase date, the Company issues to each participant in the Offering the number of shares of the Company’s common stock determined by dividing the amount of payroll deductions accumulated for the participant during the Offering Period by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that Offering. The price at which shares are sold under the ESPP is established by the Compensation Committee but may not be less than 85% of the fair market value per share of common stock on the Offering Date or the purchase date, whichever is less. The fair market value of the common stock on any relevant date generally will be the closing price per share as reported on the Nasdaq Stock Market. On April 11, 2023, the closing price per share of common stock was $2.44. Any amounts credited to a participant’s plan account not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next Offering Period, or will be refunded in the event the employee chooses not to participate in the ESPP during such Offering Period.
Change in Control of the Company. The ESPP provides that a “Change in Control” means the occurrence of any one or a combination of the following (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (with certain exceptions described in the ESPP) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total fair market value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors; (b) an ownership change event or series of related ownership change events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors; or (c) approval by the stockholders of a plan of complete liquidation or dissolution of the Company. If a Change in Control occurs, then, unless the surviving or acquiring corporation assumes or continues the outstanding Purchase Rights or substitutes equivalent rights for such corporation’s shares, the purchase date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Compensation Committee, but the number of shares of common stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the acquiring corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

Termination or Amendment. The ESPP will continue until terminated by the Compensation Committee. The Compensation Committee may at any time amend, suspend or terminate the ESPP, except that the approval of the Company’s stockholders is required within twelve months of the adoption of any amendment that either increases the number of shares authorized for issuance under the ESPP or changes the definition of the corporations whose employees may participate in the ESPP.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the United States federal income tax consequences of participation in the ESPP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Generally, there are no tax consequences to an employee of either becoming a participant in the ESPP or purchasing shares under the ESPP. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.
If the participant disposes of shares at least two years after the Offering Date and at least one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant’s death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.
If the exercise of a Purchase Right does not constitute an exercise pursuant to an “employee stock ESPP” under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the purchase date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.
If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed for the Company.
New Plan Benefits and Additional Information
Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the ESPP is approved by the stockholders. Non-employee Directors are not eligible to participate in the ESPP.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE WHOLE EARTH BRANDS, INC. EMPLOYEE STOCK PURCHASE PLAN AND TO AUTHORIZE AN AGGREGATE OF 2,100,000 SHARES ISSUABLE UNDER THE PLAN.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our Company’s financial reporting process on behalf of the Board and has other responsibilities as set forth in the Audit Committee charter, which is available on our website at https://investor.wholeearthbrands.com/corporate-governance/governance-documents.
Management has the primary responsibility for our Company’s financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP (“Ernst & Young”), our independent registered public accounting firm for fiscal year 2022, is responsible for expressing an opinion on the conformity of our Company’s audited financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Ernst & Young the audited financial statements included in the Annual Report, including a discussion about the quality, not just the acceptability, of our Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Company is not currently required to have, nor were Ernst & Young engaged to perform, an audit of its internal controls over financial reporting.
The Audit Committee also discussed with Ernst & Young the matters that are required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees. Ernst & Young has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm’s independence. The Audit Committee has concluded that Ernst & Young’s provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young’s independence.
The Audit Committee further discussed with Ernst & Young the overall scope and plans for their respective audits. The Audit Committee met at least quarterly with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Annual Report, which has been filed with the SEC. The Audit Committee has also approved the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2023.
This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this report by reference into another Company filing.
THE AUDIT COMMITTEE
Ira J. Lamel, Chair
Anuraag Agarwal
Steven M. Cohen
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year. The Audit Committee is directly responsible for approving the appointment, retention and compensation, and for the oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee is responsible for audit fee negotiations associated with the Company’s retention of Ernst & Young LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chair expect to be directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and our internal auditors, and will take into account the vote of our stockholders with respect to the ratification of the selection of our independent registered public accounting firm. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.
Representatives of Ernst & Young LLP are expected to virtually attend the Annual Meeting and respond to questions and, if they desire, make a statement.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2023 FISCAL YEAR.
Principal Accountant Fees
The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2021 and December 31, 2022.
Type of Fees	2022	2021
Audit Fees(1)	$2,226,854	$2,724,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	39,455	44,632
All Other Fees(4)	3,600	3,600
Total	$2,269,909	$2,772,232
(1)
Audit Fees are fees for professional services rendered in connection with the audit of our consolidated financial statements included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, statutory filings and registration statements.

(2)	Audit-Related Fees are fees for services related to employee benefit plan audits, accounting consultation and compliance with regulatory requirements.
(3)
Tax Fees are for services related to tax compliance, tax planning and tax advice. These services included international corporate tax return compliance, annual domestic tax return compliance for employee benefit plans, foreign country tax planning with respect to global stock option and employee stock purchase programs and stock programs, assistance filing advanced pricing agreements with tax authorities, assistance related to foreign tax authority transfer pricing inquiries and domestic tax technical advice.

(4)	All Other Fees consists of fees for online technical resources.
Audit Committee’s Pre-Approval Policy
It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chair of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chair are required to be reviewed by the Audit Committee at its next scheduled meeting. The Audit Committee approved all of Ernst & Young LLP’s services for 2021 and 2022 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

STOCKHOLDER PROPOSALS AND COMPANY INFORMATION
Stockholder Proposals and Director Nominations
In accordance with Rule 14a-8 under the Exchange Act and the advance notice provisions of our Bylaws, stockholder proposals and director nominations for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) must be received by our Corporate Secretary at our principal executive office on or before February 8, 2024.
In order for proposals submitted outside of Rule 14a-8 to be considered at the 2024 Annual Meeting of Stockholder, stockholder proposals, including stockholder nominations for directors, must comply with the provisions in the Bylaws. The Bylaws provide that stockholders are required to give advance notice to the Company of any business to be brought by a stockholder before an annual stockholders’ meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice thereof to the Secretary of the Company at the principal executive offices of the Company, 125 S. Wacker Drive, Suite 1250, Chicago, Illinois 60606.
In order to be timely, a stockholder’s notice must be delivered not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders nor earlier than the 120th day prior to the first anniversary of such date. Therefore, any stockholder proposals, including nominations for directors, submitted outside of Rule 14a-8 to be voted on at the 2024 Annual Meeting must be received by the Company not earlier than February 8, 2024 and not later than March 10, 2024. However, in the event that the date of the 2024 Annual Meeting is advanced or delayed by more than 25 days from the anniversary date of the Annual Meeting, for notice by the stockholder to be timely it must be delivered by the close of business on the tenth (10th) day following the day on which such notice of the date of the 2024 Annual Meeting is mailed or such public disclosure of the date of the 2024 Annual Meeting is made, whichever first occurs. Such proposals and nominations must be made in accordance with, and include the information required to be set forth by, the Bylaws. An untimely or incomplete proposal or nomination may be excluded from consideration at the 2024 Annual Meeting.
Annual Report to Stockholders and Form 10-K
Our Annual Report, including financial statements for the fiscal year ended December 31, 2022, accompanies this Proxy Statement. The Annual Report is also available on our website at https://investor.wholeearthbrands.com/sec-filings. Copies of our Annual Report, which is on file with the SEC, are available free of charge to any stockholder who submits a request in writing to Investor Relations, Whole Earth Brands, Inc., 125 S. Wacker Drive, Suite 1250, Chicago, Illinois 60606, or by calling (312) 840-6000. Copies of any exhibits to the Annual Report are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.
Householding of Proxy Materials
Applicable rules permit us and brokerage firms to send one Notice or Proxy Statement and Annual Report to multiple stockholders who share the same address unless we have received instructions to the contrary from one or more of the stockholders. This practice is known as householding. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a householding consent you previously provided to a broker, you must contact that broker to revoke your consent. If you (i) are eligible for householding and you currently receive multiple copies of either our Notice or Proxy Statement and our Annual Report but you wish to receive only one copy of each of these documents for your household or (ii) currently receive only one set of these documents due to householding and wish to revoke your consent for future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717 or by telephone at (800) 542-1061.
If you are currently subject to householding and wish to receive a separate Proxy Statement or Annual Report, you may find these materials on our website at https://investor.wholeearthbrands.com/sec-filings. You may also request printed copies of our Notice or Proxy Statement and Annual Report free of charge by contacting Investor Relations, Whole Earth Brands, Inc., 125 S. Wacker Drive, Suite 1250, Chicago, Illinois 60606, or by calling (312) 840-6000. We will deliver promptly, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.

APPENDIX A
WHOLE EARTH BRANDS, INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

A-i

A-ii

Whole Earth Brands, Inc.
2023 Employee Stock Purchase Plan
1.	Establishment, Purpose and Term of Plan.
1.1 Establishment. The Whole Earth Brands, Inc. 2023 Employee Stock Purchase Plan (the “Plan”) is hereby established effective as of      , 2023, the date of its approval by the stockholders of the Company (the “Effective Date”).
1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.
1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee.
2.	Definitions and Construction.
2.1 Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a) “Board” means the Board of Directors of the Company.
(b) “Change in Control” means the occurrence of any one or a combination of the following:
(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(p)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii) approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
(c) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(d) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(e) “Company” means Whole Earth Brands, Inc., a Delaware corporation, or any successor corporation thereto.
(f) “Compensation” means, with respect to any Offering Period, regular base wages or salary, overtime payments, shift premiums and payments for paid time off, calculated before deduction of (i) any income or employment tax withholdings or (ii) any amounts deferred pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to such amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include (i) sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, (ii) any contributions made by a Participating Company on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than amounts deferred pursuant to Section 401(k) or Section 125 of the Code), (iii) payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or (iv) any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included by this Section.
(g) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.
(h) “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.
(i) “Fair Market Value” means, as of any date:
(i) If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.
(ii) If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined in good faith by the Committee.

(j) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(k) “Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies whose Eligible Employees are subject to a prohibition under applicable law on payroll deductions, as described in Section 11.1(b).
(l) “Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6.
(m) “Offering Date” means, for any Offering Period, the first day of such Offering Period.
(n) “Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.
(o) “Officer” means any person designated by the Board as an officer of the Company.
(p) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(q) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(r) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.
(s) “Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies. The Committee shall designate from time to time and set forth in Appendix A to this Plan those Participating Companies whose Eligible Employees may participate in the Plan.
(t) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.
(u) “Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.
(v) “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.
(w) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.
(x) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.
(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.
(aa) “Subscription Agreement” means a written or electronic agreement, in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11.1(b).
(bb) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.
(cc) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.	Administration.
3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.3 Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.
3.4 Power to Establish Separate Offerings with Varying Terms. The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.
3.5 Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the

Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3.3 and the regulations under Section 423 of the Code.
3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.	Shares Subject to Plan.
4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 2,100,000 and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.
4.2 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the Annual Increase, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1 and 8.2) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
5.	Eligibility.
5.1 Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:
(a) Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or
(b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.
5.2 Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
5.3 Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
6.	Offerings.
The Plan shall be implemented by sequential Offerings of approximately six (6) months’ duration or such other duration as the Committee shall determine. Offering Periods shall commence on or about the first trading days of June and December of each year and end on or about the last trading days of the next November and May respectively, occurring thereafter. Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.
7.	Participation in the Plan.
7.1 Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2 Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.
8.	Right to Purchase Shares.
8.1 Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (b) the Share Limit (determined as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying 500 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.
8.2 Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.
9.	Purchase Price.
The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided by the Plan and unless otherwise provided by the Committee, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.
10.	Accumulation of Purchase Price through Payroll Deduction.
Except as provided in Section 11.1(b) with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:
10.1 Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first pay day during an Offering) or more than fifteen percent (15%). The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.
10.2 Commencement of Payroll Deductions. Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.
10.3 Election to Decrease or Stop Payroll Deductions. During an Offering Period, a Participant may elect only once to decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.
10.4 Administrative Suspension of Payroll Deductions. The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence, or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.
10.5 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 11.1(b)) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such amounts received or held by the Company may be used by the Company for any corporate purpose.
10.6 No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account.
11.	Purchase of Shares.
11.1 Exercise of Purchase Right.
(a) Generally. Except as provided in Section 11.1(b), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.
(b) Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law. Notwithstanding Section 11.1(a), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with Section 11.1(a) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11.4 any excess Purchase Price payment received from such Participant.
11.2 Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock remaining available for issuance under the Plan or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
11.3 Delivery of Title to Shares. Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
11.4 Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.
11.5 Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.
11.6 Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.
11.7 Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.	Withdrawal from Plan.
12.1 Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.
12.2 Return of Plan Account Balance. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.
13.	Termination of Employment or Eligibility.
Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.
14.	Effect of Change in Control on Purchase Rights.
In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.
15.	Nontransferability of Purchase Rights.
Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.
16.	Compliance with Securities Law.
The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
17.	Rights as a Stockholder and Employee.
A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.
18.	Notification of Disposition of Shares.
The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.
19.	Legends.
The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:
“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”
20.	Designation of Beneficiary.
20.1 Designation Procedure. Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.
20.2 Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.
21.	Notices.
All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.	Amendment or Termination of the Plan.
The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

APPENDIX A
Participating Companies1
Whole Earth Brands, Inc.
Merisant Company
Merisant US, Inc.
Swerve, LLC Louisiana
Swerve IP, LLC Louisiana
Wesco US LLC
Whole Earth Sweetener Company LLC
Whole Earth Foreign Holdings LLC
Merisant Foreign Holdings I, Inc.
Project Taste Intermediate LLC
Mafco Shanghai LLC
EVD Holdings LLC
Mafco Worldwide LLC
WSO Investments, Inc.
Wholesome Sweeteners, Incorporated
TruSweets, LLC
WS Services, LLC
[1]	Certain entities do not have employees as of the Effective Date.
1

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WHOLE EARTH BRANDS, INC.
125 S. WACKER DRIVE
SUITE 3150
CHICAGO, IL 60606

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	Irwin Simon	☐	☐	☐
1B	Ira Lamel	☐	☐	☐
1C	Denise Faltischek	☐	☐	☐
1D	Steven Cohen	☐	☐	☐
1E	Anuraag Agarwal	☐	☐	☐
1F	Michael Goss	☐	☐	☐
1G	Michael Franklin	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000612240_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

WHOLE EARTH BRANDS, INC.
Annual Meeting of Stockholders
June 8, 2023 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian Litman and Ira Schlussel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of WHOLE EARTH BRANDS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 11:00 AM, EDT on June 8, 2023, live via the Internet - please visit www.virtualshareholdermeeting.com/FREE2023 - and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000612240_2 R1.0.0.6

Continued and to be signed on reverse side